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                                                                      EXHIBIT 11

                    THRIFT MANAGEMENT, INC. AND SUBSIDIARIES

          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


The following table presents the computation of basic and diluted losses per share:

                                                     Three Months Ended                  Nine Months Ended
                                               -----------------------------       -----------------------------
                                               September 24,   September 26,       September 24,   September 26,
                                                   2000            1999                2000            1999
                                               -------------   -------------       -------------   -------------
     Numerator:
Net (loss)                                      $  (505,152)   $  (196,235)         $(1,465,434)   $  (334,449)
                                                -----------    -----------          -----------    -----------

     Denominator:
Denominator for basic loss per
share--weighted-average shares                    2,547,210      2,191,480            2,465,710      2,191,480

Effect of dilutive securities:
  Stock options                                          --        191,499                   --        191,499
                                                -----------    -----------          -----------    -----------
Denominator for diluted loss per share            2,547,210      2,382,979            2,465,710      2,382,979
                                                ===========    ===========          ===========    ===========

    (Loss) per share:
Basic                                           $     (0.20)   $     (0.09)         $     (0.59)   $     (0.15)
                                                ===========    ===========          ===========    ===========
Diluted                                         $     (0.20)   $     (0.08)         $     (0.59)   $     (0.14)
                                                ===========    ===========          ===========    ===========